UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2017

Oncobiologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clarke Drive Cranbury, New Jersey	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

On September 7, 2017, Oncobiologics, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with GMS Tenshi Holdings Pte. Limited (the “Investor”), a Singapore private limited company, pursuant to which the Company agreed to sell to the Investor, and the Investor agreed to purchase, in a private placement (the “Private Placement”), $25.0 million of the Company’s newly-created Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A”) and warrants (the “Warrants” and together with the Series A, the “Securities”) to acquire 16,750,000 shares of its common stock, par value $0.01 per share (the “Common Stock”).

On September 7, 2017, the Company also entered into a purchase and exchange agreement (the “Exchange Agreement”) with two existing investors and holders of its senior secured notes (the “Noteholders”), pursuant to which the Noteholders agreed to exchange $1.50 million aggregate principal amount of such senior secured notes for the Company’s newly-created non-voting Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B”) and forgive any unpaid interest on such exchanged notes.

The Series A sold in the Private Placement will initially be convertible into 37,795,948 shares of Common Stock, or approximately 56.5% of the Company’s outstanding Common Stock on a fully-diluted basis (as defined in the terms of the Series A) as of September 7, 2017, subject to adjustment, and after taking into account the issuance of the Series A and Series B. The Series B will initially be convertible into 2,112,676 shares of Common Stock.

On September 11, 2017, the Company closed the initial sale of 32,628 shares of Series A to the Investor for approximately $3.3 million of cash, and entered into an Investor Rights Agreement with the Investor, as described below. Effective as of September 11, 2017, the Company also appointed Faisal G. Sukhtian and Joe Thomas, each of whom was designated by the Investor, to its Board of Directors (the “Board”), which individuals filled vacancies on the Board created by the resignations of Robin Smith Hoke and Donald J. Griffith, which were effective as of such date. The Company and the Noteholders, along with the other holders of its senior secured notes also agreed to amend the terms of such notes to extend the maturity date by 12 months, among other items.

In connection with the entry into the Purchase Agreement, on September 7, 2017 the Company and the Investor also entered into a Joint Development and License Agreement providing for the development and commercialization of the Company’s ONS-3010 and ONS-1045 biosimilar product candidates in emerging markets but specifically excluding major developed markets, such as the United States, Canada, Europe, Japan, Australia and New Zealand, and smaller markets where the Company has existing licensing arrangements, such as Mexico, greater China and India. In exchange for granting the Investor a perpetual, irrevocable, exclusive, sublicensable license in the agreed territory for the research, development, manufacture, use or sale of the ONS-3010 and ONS-1045 biosimilar product candidates in the agreed territory, Investor made a signing payment of $50,000, and an additional payment of $2.45 million upon the initial sale of the Series A under the Purchase Agreement. The Company may receive up to an additional $2.5 million milestone payments under the agreement for each licensed product upon achievement of certain net profit thresholds. The parties agreed to share net profits based on sales of licensed products in the agreed territory, in proportions weighed in the Investor’s favor, subject to adjustment as provided in the agreement. The agreement supersedes and replaces the Strategic Licensing Agreement dated July 25, 2017 by and between the Company and Investor.

The closing of the sale of the remaining Securities in the Private Placement is subject to a number of closing conditions set forth in the Purchase Agreement, including receipt of stockholder approval, approval for listing on NASDAQ of the Common Stock issuable pursuant to the Series A and the Warrants, absence of any law or order (whether temporary, preliminary or permanent) prohibiting or making illegal the consummation of the transactions contemplated by the Purchase Agreement, as well as the appointment of two additional Investor designated directors, along with other customary closing conditions. The closing of the exchange of the $1.5 million of senior secured notes for the Series B pursuant to the Exchange Agreement will occur following stockholder approval, and concurrent with the closing of the sale of the remaining Securities.

The Company intends to file a proxy statement shortly with the U.S. Securities and Exchange Commission for its first Annual Meeting of Stockholders, pursuant to which it will seek stockholder approval of the issuance of the Securities, the issuance and conversion of the Series B, the change of control of the Company, and other items to be set forth therein, including election of Class I directors.

Lawrence A. Kenyon, the Company’s Chief Financial Officer, and Kenneth M. Bahrt, M.D., the Company’s Chief Medical Officer, as well as the members of the Board (other than Pankaj Mohan, Ph.D., the Company’s Chairman and Chief Executive Officer), as well as all of the holders of the Company’s senior secured notes, which include certain of the Company’s significant stockholders, as well as the Noteholders, have entered into Voting and Lock-up Agreements (the “Voting Agreements”) whereby they have agreed to vote in favor of the proposals to issue the Securities to the Investor pursuant the Purchase Agreement, and the change in control of the Company and related items at the Company’s Annual Meeting of Stockholders. Such security holders together hold approximately 16% of the current outstanding Common Stock (the sole voting security) of the Company. Dr. Mohan entered into a separate lock-up agreement with the Investor. The lock-up period for the Company’s executive officers and the members of Board who will continue on the Board after the closing of the sale of the remaining Securities, including Dr. Mohan, who entered into a Lock-up Agreement (the “Lock-up Agreement”), is 12 months, and the lock-up period for the members of Board who will resign from the Board in connection with the Private Placement is nine months, whereas for the senior secured noteholders the lockup period runs through the record date for the stockholder meeting where the Company’s stockholders will be asked to approve the transactions contemplated by the Purchase Agreement and Exchange Agreement, among other items (but such period is six months for the shares of common stock underlying the Series B to be issued to the Noteholders pursuant to the Exchange Agreement).

From the date of the Purchase Agreement until the closing of the Private Placement, the Company also agreed to not, amongst other things, engage in, solicit, initiate, encourage or enter in to any Alternative Transactions (as defined in the Purchase Agreement). To the extent that the Closing does not occur, and the Company enters into any Alternative Transaction through the date that is 12 months following the termination of the Purchase Agreement in accordance with Article VIII thereof, the Company has agreed to pay Investor an amount equal to $12,500,000 as liquidated damages, in addition to other expenses as agreed to in the Purchase Agreement.

The Company intends to use the net proceeds from the Private Placement, primarily for the (i) purpose of developing ONS-3010 and (ii) other purposes set forth in an agreed budget, in each case, in accordance with such approved budget, and not for any other purpose. The Company is also obligated to pay and reimburse the Investor for its fees and expenses, regardless of whether the transactions contemplated by the Purchase Agreement are consummated.

The Securities and Series B offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. The issuance of the Securities to the Investor will be made in reliance on Rule 506 promulgated under the Securities Act, without general solicitation or advertising. The Investor represented that it is an accredited investor with access to information about the Company sufficient to evaluate the investment and that it is acquiring the Company’s securities without a view to distribution or resale in violation of the Securities Act. A Form D filing will be made following the closing of the Private Placement in accordance with the requirements of Regulation D. The issuance of the Series B to the Noteholders will be done in reliance on Section 3(a)(9) of the Securities Act.

Each of the Purchase Agreement and Exchange Agreement contains ordinary and customary provisions for agreements of its nature, such as representations, warranties, covenants and indemnification obligations.

In addition to customary termination rights, the Purchase Agreement may be terminated prior to closing the sale of the remaining Securities if the Company’s stockholders do not approve the transactions contemplated by the Purchase Agreement, or if the second closing shall not have occurred prior to January 31, 2018. Additionally, the Company may be required to pay the Investor a termination fee if the Investor terminates the Purchase Agreement under certain circumstances.

The foregoing descriptions of the Purchase Agreement and Exchange Agreement are summaries of the material terms of such agreements, do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and Exchange Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein. A copy of the form of Warrant is filed herewith as Exhibit 4.1 and is incorporated by reference herein. A copy of the forms of the Voting Agreements are filed herewith as Exhibits 10.4, 10.5, 10.6 and 10.7 and are incorporated by reference herein. A copy of the Lock-up Agreement is filed herewith as Exhibit 10.8 and is incorporated by reference herein.

Series A Convertible Preferred Stock

A total of 1,000,000 shares of Series A have been authorized for issuance under the Certificate of Designation of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of Oncobiologics, Inc. (the “Certificate of Designation”). The shares of Series A have a stated value of $100.00 per share and are convertible into 37,795,948 shares of the Common Stock.

The Series A accrue dividends at a rate of 10% per annum, compounded quarterly, payable quarterly at the Company’s option in cash or in kind in additional shares of Series A, although the initial dividends payable on the shares of Series A issued in connection with entry into the Purchase Agreement, while accruing from issuance, will be payable in December 2017. The Series A will also be entitled to dividends on an as-if-converted basis in the same form as any dividends actually paid on shares of Common Stock or other securities. The initial conversion rate is subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification or other recapitalization affecting the Common Stock.

The holders of the Series A will have the right to vote on matters submitted to a vote of the Company’s stockholders on an as-converted basis. In addition, without the prior written consent of a majority of the outstanding shares of Series A, the Company may not take certain actions.

The terms of the Series A distinguish between certain liquidation events (such as a voluntary or involuntary liquidation, dissolution or winding up of the Company) and “deemed” liquidation events (such as a sale of all or substantially all of the Company’s assets, various merger and reorganization transactions, being delisted from NASDAQ, and the occurrence of an event of default under the terms of the senior secured notes), in each case as defined in the Certificate of Designation. In the event of a liquidation (as defined in the Certificate of Designation) the liquidation preference payable equals the sum of (A) 110% of the stated value per share plus (B) (x) 110% of any accrued but unpaid preferred dividends (as defined in the Certificate of Designation) plus (y) any unpaid participating dividends (as defined in the Certificate of Designation). In the case of a deemed liquidation event (as defined in the Certificate of Designation), the multiplier is increased to 120%.

The Series A is convertible at any time at the option of the holder based on the then applicable conversion rate. If conversion is in connection with a liquidation (as defined in the Certificate of Designation), the holder is entitled to receive 110% of the number of shares of common stock issuable based upon the then applicable conversion rate. In the event of a deemed liquidation event (as defined in the Certificate of Designation), the multiplier is increased to 120%.

Additionally, the holder may require the Company to redeem the Series A in the event of deemed liquidation event for the sum of (A) 120% of the stated value per share plus (B) (x) 120% of any accrued but unpaid preferred dividends (as defined in the Certificate of Designation) plus (y) any unpaid participating dividends (as defined in the Certificate of Designation), although such redemption may not be made without the consent of the senior secured noteholders if such notes are outstanding at the time of any such redemption. The Company may also be required to repurchase the shares of Series A issued at the initial closing on the same terms pursuant to the exercise of a “put” right by the holder in the event the Purchase Agreement is terminated prior to the second closing and completion of the sale of the remaining Securities pursuant thereto.

The foregoing description of the rights, preferences and privileges of the Series A does not purport to describe all of the terms and provisions thereof and is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Series B Convertible Preferred Stock

A total of 1,500,000 shares of Series B have been authorized for issuance under the Certificate of Designation. The shares of Series B are non-voting, do not accrue dividends nor do the Series B have any specific rights or preferences, and have a stated value of $1.00 per share and are convertible into 2,112,676 shares of the Common Stock.

The Series B are not convertible into Common Stock if the holder thereof would beneficially own more than 9.99% of the Company’s Common Stock, but automatically converts into Common Stock in part from time to time if the holder beneficially owns below a certain beneficial ownership threshold of the Company’s Common Stock.

The foregoing description of the rights, preferences and privileges of the Series B does not purport to describe all of the terms and provisions thereof and is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Warrants

The Company will issue Warrants to the Investor to purchase 16,750,000 shares of Common Stock. The Warrants will have a term of eight years and an initial exercise price equal to $0.90, which is the lower of the closing price for a share of the Company’s common stock on September 7, 2017 and $1.00. The exercise price is subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification or other recapitalization affecting the Common Stock.

The foregoing description of the agreed form of Warrants is a summary of the material terms of such agreements, does not purport to be complete and is qualified in its entirety by reference to the agreed form of Warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Investor Rights Agreement

On September 11, 2017, in connection with the closing of the initial sale of the Series A pursuant to the Purchase Agreement, the Company entered into an investor rights agreement with the Investor (the “Investor Rights Agreement”), pursuant to which the Company granted the Investor certain registration rights with respect to the shares of its common stock issuable upon conversion of the Series A and exercise of the Warrants, Board designation rights and information rights, as well as the right of first offer over future issuances of securities, as well as a right of participation in future securities issuances.

Under the Investor Rights Agreement, the Investor received demand registration rights, as well as piggyback registration rights. The Company also agreed not to file any registration statement to register for resale the sale of any securities of a third party without the Investor’s prior consent.

Additionally, the Company agreed to appoint up to four new directors to be designated by the Investor, such that the Investor’s designees represent a majority of the Board. As long as the Investor maintains beneficial ownership of at least 5% of the Company’s outstanding Common Stock, the Investor shall be entitled to nominate directors to the Board in proportion to its ownership stake in the Company (rounded up). As long as Investor maintains beneficial ownership of at least 50% of the Company’s outstanding Common Stock but less than or equal to 57%, the Investor, shall be entitled to nominate a majority of the directors for election to the Board. Effective September 11, 2017, the Company appointed two new directors, Faisal G. Sukhtian and Joe Thomas to the Board pursuant to such rights.

The foregoing description of the Investor Rights Agreement is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the Investor Rights Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 7, 2017, the Company and the holders of its $15.0 million aggregate principal amount of outstanding senior secured notes issued pursuant to the certain Note and Warrant Purchase Agreement dated December 22, 2017, as amended on April 13, 2017, entered into Note, Warrant and Registration Rights Amendment and Waiver, pursuant to which the senior secured noteholders agreed to, among other items, consent to certain items to permit entry into the Purchase Agreement and Investor Rights Agreement and sale of the Securities to the Investor, waive certain events of default that may be deemed to have occurred by entry into the license agreements with investor, and waive past non-compliance with certain registration rights of the senior secured noteholders, among other items, as well as extend the maturity date of the senior secured notes to the later to occur of (x) December 22, 2018 and (y) one year following the second closing under the Purchase Agreement.

The foregoing description of the amendment of the terms of the senior secured notes is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the Note, Warrant and Registration Rights Amendment and Waiver, which is filed as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders

The information called for by this item is contained in Item 1.01 above and Item 5.03 below, which are incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2017, each of Robin Smith Hoke, a Class I Director, and Donald J. Griffith, a Class II Director, tendered their resignations from the Board, effective as of the closing of the initial sale of the Series A to the Investor.

Accordingly, effective September 11, 2017, the Board elected Faisal G. Sukhtian and Joe Thomas, each of whom was designated by the Investor pursuant to the Investor Rights Agreement, to fill the newly created vacancies to be created by such resignations, effective as of the closing of the initial sale of the Series A to the Investor. Mr. Sukhtian was designated as a Class I Director to serve the remainder of Ms. Smith Hoke’s term and appointed to the Company’s Audit Committee. Mr. Thomas was designated as a Class II Director, to serve the remainder of Mr. Griffith’s term, and was appointed to the Company’s Nominating and Corporate Governance Committee. The Board has not yet awarded either new director any compensation in connection with such appointment, however it is anticipated that such directors will participate in the Company’s non-employee director compensation programs on the same terms as other non-employee directors.

The foregoing description of the Investor Rights Agreement and the Board nomination rights contained therein is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the Investor Rights Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Purchase Agreement, the Company amended its certificate of incorporation by filing with the Secretary of State of the State of Delaware the Certificate of Designation prior to the closing of the initial sale of the Series A. The description of the agreed rights and preferences of the Series A and Series B in Item 1.01 of this Current Report is incorporated by reference herein.

Item 8.01	Other Events

On September 8, 2017, the Company issued a press release announcing the execution of the Purchase Agreement and the Exchange Agreement, as well as the other actions contemplated thereby and in connection therewith, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series A Convertible Preferred Stock and of Series B Convertible Preferred Stock of Oncobiologics, Inc.
4.1	Form of Warrant to Purchase Common Stock of Oncobiologics, Inc.
10.1	Purchase Agreement by and between Oncobiologics, Inc. and the Investor named therein, dated September 7, 2017.
10.2	Purchase and Exchange Agreement by and between Oncobiologics, Inc. and the Noteholders named therein, dated September 7, 2017.
10.3	Investor Rights Agreement by and between Oncobiologics, Inc. and the Investor named therein, dated September 11, 2017.
10.4	Form of Voting and Lock-up Agreement by and between the Investor named therein and the Director or Executive Officer of Oncobiologics, Inc. party thereto, dated September 7, 2017.
10.5	Voting and Lock-up Agreement by and between the Investor named therein and Todd Brady, Director Oncobiologics, Inc., dated September 7, 2017.
10.6	Form of Voting and Lock-up Agreement by and between the Investor named therein and the Stockholder of Oncobiologics, Inc. party thereto, dated September 7, 2017.
10.7	Form of Voting and Lock-up Agreement by and between the Investor named therein and the Noteholder named therein, dated September 7, 2017.
10.8	Lock-up Agreement by and among Oncobiologics, Inc., the Investor named therein and Pankaj Mohan, Ph.D., dated September 7, 2017.
10.9	Note, Warrant and Registration Rights Amendment and Waiver, dated September 7, 2017.
99.1	Press Release dated September 8, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncobiologics, Inc.

Date: September 11, 2017	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer